                                                                   EXHIBIT 23.1





                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]







                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made part of this registration statement.



                                        Arthur Andersen LLP



Phoenix, Arizona
October 21, 1996